                                 LECHTERS, INC.




                       PREFERRED STOCK PURCHASE AGREEMENT



                            DATED AS OF APRIL 5, 1996
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                                TABLE OF CONTENTS

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                                                                                                               PAGE

ARTICLE I
        DEFINITIONS...............................................................................................1
1.1     Definitions; Interpretation...............................................................................1

ARTICLE II
        ISSUANCE AND SALE OF PREFERRED STOCK......................................................................5
2.1     Number of Shares and Price................................................................................5

ARTICLE III
        CLOSING; CLOSING DELIVERIES...............................................................................5
3.1     Closing...................................................................................................5
3.2     Payment for and Delivery of Purchased Shares..............................................................6

ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................6
4.1     Existence; Qualification; Subsidiaries....................................................................6
4.2     Authorization and Enforceability; Issuance of Shares......................................................6
4.3     Capitalization............................................................................................7
4.4     Private Sale; Voting Agreements...........................................................................7
4.5     Financial Statements; Disclosure..........................................................................8
4.6     Absence of Certain Changes................................................................................9
4.7     Litigation...............................................................................................10
4.8     Licenses, Compliance with Law, Other Agreements, Etc.....................................................10
4.9     Third-Party Approvals....................................................................................10
4.10    No Undisclosed Liabilities...............................................................................11
4.11    Tangible Assets..........................................................................................11
4.12    Inventory................................................................................................11
4.13    Owned Real Property......................................................................................11
4.14    Real Property Leases.....................................................................................11
4.15    Agreements...............................................................................................11
4.16    Intellectual Property....................................................................................12
4.17    Employees................................................................................................12
4.18    ERISA; Employee Benefits.................................................................................12
4.19    Environment, Health and Safety...........................................................................13
4.20    Transactions With Affiliates.............................................................................13
4.21    Taxes....................................................................................................13
4.22    Other Investors..........................................................................................14
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                                      (ii)
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
ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF PPEI...................................................................14
5.1     Authorization and Enforceability.........................................................................14
5.2     Government Approvals.....................................................................................14

ARTICLE VI
        COMPLIANCE WITH SECURITIES LAWS..........................................................................15
6.1     Investment Intent of Purchaser...........................................................................15
6.2     Status of Purchased Shares...............................................................................15
6.3     Sophistication and Financial Condition of Purchaser......................................................15
6.4     Opportunity for Review of Company Information............................................................15
6.5     Transfer of Preferred Shares and Conversion Shares.......................................................15

ARTICLE VII
        CONDITIONS PRECEDENT.....................................................................................16
7.1     Closing Deliveries to Purchaser..........................................................................16
7.2     Closing Deliveries to the Company........................................................................17

ARTICLE VIII
        COVENANTS OF THE COMPANY.................................................................................17
8.1     Restricted Actions.......................................................................................17
8.2     Required Actions.........................................................................................18
8.3     Reservation of Series A Preferred and Common Stock.......................................................19

ARTICLE IX
        SURVIVAL.................................................................................................20
9.1     Survival.................................................................................................20

ARTICLE X
        GENERAL PROVISIONS.......................................................................................20
10.1    Successors and Assigns...................................................................................20
10.2    Entire Agreement.........................................................................................20
10.3    Notices..................................................................................................20
10.4    Purchasers Fees and Expenses.............................................................................21
10.5    Amendment and Waiver.....................................................................................21
10.6    Counterparts.............................................................................................22
10.7    Headings.................................................................................................22
10.8    Specific Performance.....................................................................................22
10.9    Remedies Cumulative......................................................................................22
10.10  GOVERNING LAW.............................................................................................22




                                      (iii)
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                                TABLE OF CONTENTS
                                   (continued)

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10.11  No Third Party Beneficiaries..............................................................................22
10.12  Severability..............................................................................................22


Exhibit A Amendment to the Restated Certificate of Incorporation
Exhibit B Financial Statements (Incorporated herein by reference to the
            Company's Form 10-Q, for the period ended May 4, 1996). Exhibit C Registration Rights Agreement
Exhibit D Opinion of Counsel





                                      (iv)
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                       PREFERRED STOCK PURCHASE AGREEMENT


        PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") dated as of April 5, 1996 between Lechters, Inc., a New Jersey corporation (the "COMPANY") and Prudential Private Equity Investors III, L.P., a Delaware limited partnership ("PPEI" or the "PURCHASER").

        The Purchaser desires to purchase from the Company, and the Company desires to issue to the Purchaser, shares of Series A Convertible Preferred Stock $100 par value of the Company (the "SERIES A PREFERRED") and Series B Convertible Preferred Stock $100 par value of the Company (the "SERIES B PREFERRED").

        In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               1.1    DEFINITIONS; INTERPRETATION.

               (a) For purposes of this Agreement, the following terms have the indicated meanings:

               "AFFILIATE" of a person means any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.

               "CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION" means the Certificate of Amendment to the Restated Certificate of Incorporation designating the rights and preferences of the Series A Preferred and Series B Preferred adopted by the Board of Directors of the Company and set forth as EXHIBIT A hereto.

               "CLOSING" has the meaning set forth in Section 3.1.

               "CLOSING DATE" has the meaning set forth in Section 3.1.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMMON STOCK" means the common stock of the Company having no par value.

               "COMPANY" has the meaning set forth in the recitals hereof.

                  "CONFIDENTIAL INFORMATION" means any information concerning the Company's business other than information that (i) was already known to the Person having a duty to keep confidential such information on a nonconfidential basis prior to the time of disclosure, (ii) is or becomes generally available to the public through no act or omission of such Person or (iii) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information to such Person.

                  "CONVERSION SHARES" means shares of Common Stock issued or issuable upon conversion of Preferred Shares.

                  "CURRENT BALANCE SHEET" means the unaudited balance sheet of the Company dated October 28, 1995.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls, noise or radiation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FINANCIAL STATEMENTS" means the unaudited balance sheets of the Company for the quarterly periods ended April 29, 1995, July 29, 1995, October 28, 1995, each as included in a quarterly report of the Company on Form 10-Q as filed with the SEC pursuant to the Exchange Act and the audited balance sheet of the Company dated January 28, 1995 as included in the Company's annual report on Form 10-K as filed with the SEC pursuant to the Exchange Act and the related unaudited and audited, as applicable, statements of income and consolidated cash flow for the quarterly and fiscal year-to-date periods then ended, each as included in the Company's applicable quarterly report or annual report on Form 10-Q and Form 10-K, as applicable, as filed with the SEC pursuant to the Exchange Act, all of which are attached as EXHIBIT B hereto.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

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                  "GOVERNMENTAL AGENCY" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

                  "INCLUDES" and "INCLUDING" mean includes and including, without limitation.

                  "INTELLECTUAL PROPERTY" means all patents, patent applications and inventions; all trademarks, service marks, trade dress, trade names and corporate names and all goodwill associated therewith; all copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, Confidential Information, know-how, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and all other intellectual property rights; and all copies and tangible embodiments of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "KNOWLEDGE" or "KNOW" when used with respect to the Company means the knowledge of the senior management of the Company, or any other management personnel that has had significant involvement in the business and affairs of the Company.

                  "LIABILITY" means any liability or obligation (whether absolute or contingent, liquidated or unliquidated or due or to become due).

                  "LIEN" means any lien, mortgage, pledge, security interest, restriction, charge or other encumbrance.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means any material adverse effect on
(i) the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) the transactions contemplated hereby or by the Related Documents.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice (including with respect to quantity, quality and frequency).

                  "PERMITTED LIENS" means (i) liens for taxes not yet due and taxes for which adequate provision is made in the Current Balance Sheet, (ii) purchase money security interests in supplies and equipment, (iii) precautionary liens filed by lessors with respect to leased equipment and (iv) encumbrances which are not substantial in amount, do not materially detract from the value of the

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property subject thereto and do not materially impair the use of the property subject thereto or the operation of the Company's business.

               "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

               "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA), subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code, maintained or contributed to by the Company at any time during the 5-calendar years immediately preceding the date of this Agreement.

               "PPEI" has the meaning set forth in the recitals hereof.

               "PREFERRED SHARES" means the Purchased Shares and shares of Series A Preferred issuable upon conversion of the Purchased Shares that are Series B Preferred.

               "PURCHASED SHARES" has the meaning set forth in Section 2.1.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and PPEI in the form of EXHIBIT C hereto.

               "RELATED DOCUMENTS" means all documents and instruments to be executed or adopted by the Company in connection herewith, including the Certificate of Amendment to the Restated Certificate of Incorporation, the Purchased Shares and the Registration Rights Agreement.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SERIES A PREFERRED" has the meaning set forth in the recitals hereof.

               "SERIES B PREFERRED" has the meaning set forth in the recitals hereof.

               "SUBSIDIARY" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

               "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "TAXES" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Agency.

               (b) The words "HEREIN", "HEREOF" and "HEREUNDER" refer to this Agreement as a whole and not to any particular article, section or other subdivision of this Agreement.


                                   ARTICLE II

                      ISSUANCE AND SALE OF PREFERRED STOCK

               2.1 NUMBER OF SHARES AND PRICE. On the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to PPEI, 149,999 shares of Series A Preferred and 50,001 shares of Series B Preferred for a price per share of $100.00 (collectively, the "PURCHASED SHARES").


                                   ARTICLE III

                           CLOSING; CLOSING DELIVERIES

               3.1 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at 11:00 a.m. on April 5, 1996, at the offices of Kirkland & Ellis, New York, New

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York or at such other time, place and/or date as shall be agreed upon by the parties hereto. The date upon which the Closing occurs is referred to herein as the "CLOSING DATE".

               3.2 PAYMENT FOR AND DELIVERY OF PURCHASED SHARES. At the Closing, the Company shall issue and deliver to PPEI, stock certificates for the Purchased Shares duly registered in the name of PPEI, against payment by PPEI, by wire transfer of immediately-available funds to the account designated by the Company, of $20,000,000 as the aggregate purchase price therefor.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company hereby represents and warrants to each Purchaser as follows:

               4.1 EXISTENCE; QUALIFICATION; SUBSIDIARIES. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Restated Certificate of Incorporation and By-Laws of the Company and all amendments thereto previously delivered to PPEI are true, correct and complete copies of such documents. The Company and each Subsidiary is licensed or qualified as a foreign corporation and is in good standing in all jurisdictions where such person is required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Except as set forth on SCHEDULE 4.1, the Company has no Subsidiaries and owns no capital stock or other securities of, and has not made any other investment in, any other entity. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

               4.2    AUTHORIZATION AND ENFORCEABILITY; ISSUANCE OF SHARES.

               (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related Documents and to carry out the terms hereof and thereof and to issue and deliver the Preferred Shares and the Conversion Shares (including adoption of the Certificate of Amendment to the Restated Certificate of Incorporation), and none of such actions will violate any provision of the Restated Certificate of Incorporation of the Company, the ByLaws of the Company or of any applicable law, regulation, order, judgment or decree, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement, instrument or understanding to which the Company is a party or by which it is bound or by which it will become bound as a result of the transaction contemplated by this Agreement. This Agreement and each of the Related Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

               (b) The Purchased Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding. The Purchased Shares and, when issued, the Preferred Shares other than the Purchased Shares and the Conversion Shares, will be fully paid and nonassessable. The Preferred Shares other than the Purchased Shares, and the Conversion Shares have been duly reserved for issuance upon conversion of the Purchased Shares and the Preferred Shares other than the Purchased Shares and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Series A Preferred or Common Stock, as the case may be. Neither the issuance and delivery of the Purchased Shares nor the issuance and delivery of any Preferred Shares or Conversion Shares upon conversion of any Preferred Shares is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person which has not been waived.

                  4.3 CAPITALIZATION. As of the Closing, the authorized capital stock of the Company shall consist of (i) 50,000,000 shares of Common Stock, without par value, of which 17,155,086 shares are outstanding, 3,200,000 shares are reserved for issuance upon conversion of Preferred Shares, 2,131,350 shares are reserved for issuance upon conversion of the Company s 5% Convertible Subordinated Debentures and 1,444,062 shares are reserved for issuance upon the exercise of certain stock options, and (ii) 1,000,000 shares of Preferred Stock, par value $100 per share, of which (a) 200,000 shares have been designated Series A Preferred, of which 149,999 shares will be sold to the Purchaser pursuant to this Agreement and 50,001 shares are reserved for issuance upon conversion of Series B Preferred and (b) 50,001 shares have been designated Series B Preferred, all of which will be sold to the Purchaser pursuant to this Agreement. At the time of the Closing, all of the outstanding capital stock will be validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder). Except as set forth on SCHEDULE 4.3, as of the Closing, the Company has not granted or issued any options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company other than contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents or as set forth in SCHEDULE 4.3, there are no preemptive or other preferential rights applicable to the issuance and sale of securities of the Company, including the Purchased Shares.

               4.4 PRIVATE SALE; VOTING AGREEMENTS. Assuming the accuracy of the representations and warranties made by recipients of the Company's capital stock made in connection with the acquisition of such capital stock, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. Subject to the accuracy of the Purchaser's representations contained herein, neither the offer, sale and issuance of the Purchased Shares hereunder nor the issuance and delivery of any Preferred Shares or Conversion Shares upon conversion of any Preferred Shares requires registration under the Securities Act or any state securities laws.

               4.5 FINANCIAL STATEMENTS; DISCLOSURE.

               (a) The Financial Statements (together with the notes thereto, as applicable), (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and (iii) fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated, in accordance with GAAP except that the unaudited balance sheets and related financial statements do not contain an auditors' opinion and do not contain footnotes and are subject to normal year-end audit adjustments.

               (b) This Agreement together with the schedules, attachments, exhibits, written statements and certificates supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser and of which the Company has knowledge, and which has had or would reasonably be anticipated to have a Material Adverse Effect (it being understood that no representation or warranty is made with respect to conditions affecting the Company s industry in general).

               (c) As of its filing date, each document filed with the SEC by the Company, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

               4.6    ABSENCE OF CERTAIN CHANGES.

               (a) Except as set forth on SCHEDULE 4.6 since the date of the Current Balance Sheet, neither the Company nor any Subsidiary has:

                           (i) incurred any Liabilities other than current
                  Liabilities incurred, or obligations under contracts entered into, in the Ordinary Course of Business and for individual amounts not greater than $500,000;

                           (ii) paid, discharged or satisfied any claim, Lien or
                  Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the Current Balance Sheet and paid, discharged or satisfied in the Ordinary Course of Business since the date of the Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the Ordinary Course of Business;

                           (iii) sold, leased, assigned or otherwise transferred
                  any of its assets, tangible or intangible (other than sales of inventory in the Ordinary Course of Business and use of supplies in the Ordinary Course of Business);

                           (iv) permitted any of its assets, tangible or
                  intangible, to become subject to any Lien (other than any Permitted Lien);

                           (v) written off as uncollectible any accounts
                  receivable other than in the Ordinary Course of Business and for amounts not greater than $100,000;

                           (vi) terminated or amended or suffered the
                  termination or amendment of, other than in the Ordinary Course of Business, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

                           (vii) suffered any damage, destruction or loss of
                  tangible property (whether or not covered by insurance) which in the aggregate exceeds $250,000;

                           (viii) made any loan (other than intercompany
                  advances) to any other Person (other than advances to employees in the Ordinary Course of Business which do not exceed $10,000 individually or $50,000 in the aggregate);

                           (ix) canceled, waived or released any debt, claim or
                  right in an amount or having a value exceeding $100,000;

                           (x) paid any amount to or entered into any agreement,
                  arrangement or transaction with any Affiliate (including its officers, directors and employees) outside the Ordinary Course of Business and which was not approved by a majority of the Company's disinterested directors;

                           (xi) declared, set aside, or paid any dividend or
                  distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

                           (xii) other than in the Ordinary Course of Business,
                  granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

                           (xiii) made any change in any method of accounting or
                  accounting practice;

                           (xiv) suffered or caused any other occurrence, event
                  or transaction outside the Ordinary Course of Business which could have a Material Adverse Effect; or

                           (xv) agreed, in writing or otherwise, to any of the
                  foregoing.

               (b) Since the date of the Current Balance Sheet there has been no Material Adverse Change.

               4.7 LITIGATION. As of the date hereof no claim, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any officer or director thereof or the Company's and the Subsidiaries' business which if decided adversely to any such person could have a Material Adverse Effect.

               4.8 LICENSES, COMPLIANCE WITH LAW, OTHER AGREEMENTS, ETC. The Company has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation, in any material respects of any order or decree of any court, or of any law, order or regulation of any governmental authority, or of the provisions of any material contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation except where the failure to have any such franchise permit or license or any such violation could not be expected to have a Material Adverse Effect. The Company's and the Subsidiaries' business has been conducted in all material respects in compliance with all federal, state and local laws, ordinances, rules and regulations, except where such violations, defaults or noncompliance would not have a Material Adverse Effect.

               4.9 THIRD-PARTY APPROVALS. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Closing Date, except for any consents, approvals or authorizations the failure to obtain could not have a Material Adverse Effect.

               4.10 NO UNDISCLOSED LIABILITIES. The Company has no Liabilities except (i) as and to the extent of the amounts reflected or reserved against on the Current Balance Sheet (excluding the footnotes thereto) and (ii) liabilities and obligations incurred in the Ordinary Course of Business since the date thereof and (iii) such other liabilities that in the aggregate will not result in a Material Adverse Effect.

               4.11 TANGIBLE ASSETS. The Company owns or leases all tangible assets used or reasonably necessary in connection with the conduct of its business. All material tangible assets are free from any Liens (other than Permitted Liens), are free from any material defects, have been maintained in accordance with normal industry practice and any regulatory standard or procedure to which such assets are subject, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which such assets are used or proposed to be used, other than liens, defects and wear and tear which in the aggregate could not be expected to have a Material Adverse Effect.

               4.12 INVENTORY. All inventory of the Company, whether reflected on the Current Balance Sheet or otherwise, consists of a quality and quantity usable or salable in the Ordinary Course of Business, subject to normal rates of defect or obsolescence not inconsistent with the Company's historical experience.

               4.13 OWNED REAL PROPERTY. The Company and its Subsidiaries own no real property.

               4.14 REAL PROPERTY LEASES. There exists no event of default
(nor any event which with notice or lapse of time would constitute an event of default) with respect to the Company, any Subsidiary and, to the Company's knowledge, with respect to any other party thereto under any agreement pursuant to which the Company is the lessee or lessor of any real property, except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect, and all such agreements are in full force and effect and enforceable against the lessor or lessee in accordance with their terms except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect.

               4.15 AGREEMENTS. Neither the Company nor any Subsidiary is in default, to the knowledge of the Company there is no basis for any valid claim of default, and to the Company's knowledge no event has occurred which, with notice or lapse of time, would constitute a default, under any agreement, arrangement or understanding to which the Company or any Subsidiary is a party, and to the knowledge of the Company no other Person is in default under any such agreement, in each case other than defaults which in the aggregate could not be expected to have a Material Adverse Effect. Additionally, neither the Company nor any Subsidiary is party to any agreement the performance of which in accordance with its terms (including any termination provision thereof) could be expected to have a Material Adverse Effect. It is understood that this paragraph
4.15 does not relate to real property leases.

               4.16 INTELLECTUAL PROPERTY. SCHEDULE 4.16 sets forth a complete list of (i) all patented, registered or applied for Intellectual Property owned or filed by the Company; and (ii) all trade names and material unregistered trademarks used by the Company in connection with its business. The Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Intellectual Property necessary for the operation of its business as currently conducted and as currently proposed to be conducted, and no claim by any third party contesting the validity, enforceability, use or ownership of such Intellectual Property has been made or, to the knowledge of the Company, is threatened. The Company has not infringed or misappropriated the Intellectual Property of any third party.

               4.17 EMPLOYEES. Except as set forth on SCHEDULE 4.17, since the date of the Current Balance Sheet, no key employees and no group of employees has terminated, or to the knowledge of the Company plans to terminate, employment with the Company or any Subsidiary, as applicable. Except as set forth on SCHEDULE 4.17, the Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. Except as set forth on Schedule 4.17, to the knowledge of the Company there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. The Company has not committed any unfair labor practice or materially violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee wages and hours, employment discrimination, employee civil rights, equal employment opportunity and employment of foreign nationals, except for such violations as could not be expected to have a Material Adverse Effect.

               4.18 ERISA; EMPLOYEE BENEFITS. Each Plan (other than a Plan which is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or has timely filed for a favorable determination letter from the Internal Revenue Service and no event has occurred since the date of the last determination letter that could reasonably be expected to materially adversely affect the qualified status of such Plan. Each Plan (other than a Plan which is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) is in full force and effect and has been administered in all material respects in accordance with its terms and is and has been, and each plan administrator and fiduciary of a Plan is acting and has been acting, in compliance in all material respects with all applicable requirements of the Code and ERISA (including the funding, reporting and disclosure and prohibited transaction provisions thereof) and other applicable laws, regulations and rulings in connection with each such Plan. No Plan has been terminated or partially terminated. With respect to each Plan which is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, no complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) has occurred, no such Plan is in reorganization or insolvency (within the meaning of Title IV of ERISA) and no material withdrawal liability has been assessed against the Company. The Company or one of its Subsidiaries has made, accrued or provided for all contributions required under each Plan. To the knowledge of the Company, no event has occurred or is reasonably expected to occur with respect to any employee pension benefit plan of the Company or any member of the Company s controlled group (within the meaning of Section 414 of the Code), which could reasonably be expected to directly or indirectly result in any material liability (other than liability arising in the ordinary course) to the Company or any member of its controlled group pursuant to Title IV of ERISA or Section 412 of the Code. No Plan (other than a Plan which is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) has incurred an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA.

               4.19          ENVIRONMENT, HEALTH AND SAFETY.

               (a) The Company (as used in this Section 4.19, Company shall include the Company's Subsidiaries) has complied and is in compliance in all material respects with all Environmental and Safety Requirements that are applicable to the Company's business.

               (b) The Company has not received any written notice, report or other information regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company or its facilities and arising under Environmental and Safety Requirements.

               (c) The Company has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person relating to Environmental and Safety Requirements.

               4.20 TRANSACTIONS WITH AFFILIATES. Except as disclosed in filings made by the Company with the SEC pursuant to the Securities Act and the Exchange Act, neither the Company nor any Subsidiary is party to any agreement, arrangement or transaction with any Affiliate which is material to the Company's and its Subsidiaries business, taken as a whole.

               4.21          TAXES.

               (a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole.

               (b) None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (c) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (d) There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority and which is material to the Company and its Subsidiaries taken as a whole.

               4.22 OTHER INVESTORS. Set forth on SCHEDULE 4.22 is a list of all shareholders of the Company who as of the date hereof, after giving effect to the terms hereof, own more than 15% of the fully diluted common equity of the Company and sets forth such percentage ownership.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PPEI

               PPEI hereby represents and warrants to the Company as follows:

               5.1 AUTHORIZATION AND ENFORCEABILITY. PPEI has taken all action necessary to permit it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by PPEI, will constitute a valid and binding obligation of PPEI, enforceable against PPEI in accordance with its terms.

                  5.2 GOVERNMENT APPROVALS. PPEI is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby.


                                   ARTICLE VI

                         COMPLIANCE WITH SECURITIES LAWS

                  6.1 INVESTMENT INTENT OF PURCHASER. PPEI represents and warrants to the Company that it is acquiring the Purchased Shares for its own account, with no present intention of selling or otherwise distributing the same to the public.

                  6.2 STATUS OF PURCHASED SHARES. PPEI has been informed by the Company that the Purchased Shares have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

                  6.3 SOPHISTICATION AND FINANCIAL CONDITION OF PURCHASER. PPEI represents and warrants to the Company that it is an "Accredited Investor" as defined in Regulation D under the Securities Act and that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Purchased Shares.

                  6.4 OPPORTUNITY FOR REVIEW OF COMPANY INFORMATION. PPEI acknowledges that it has had the opportunity to ask questions of and receive answers from officers of the Company regarding the Purchased Shares, the Company and its business, prospects and financial condition.

                  6.5 TRANSFER OF PREFERRED SHARES AND CONVERSION SHARES.

                  (a) Preferred Shares and Conversion Shares may be transferred pursuant to (i) public offerings registered under the Securities Act,
         (ii) Rule 144 of the SEC (or any similar rule then in force) or (iii) subject to the conditions set forth in Section 6.5(b), any other legally-available means of transfer.

               (b) In connection with any transfer of any Preferred Shares or Conversion Shares (other than a transfer described in Section 6.5(a)(i) or (ii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (Kirkland & Ellis or such other counsel which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such shares under the Securities Act. The holder of the shares being transferred shall not consummate the transfer until (i) the prospective transferee has confirmed to the Company in writing its agreement to be bound by the provisions of this
        Section 6.5 or (ii) such holder shall have delivered to the Company an opinion of such counsel that no subsequent transfer of such Preferred Shares or Conversion Shares shall require registration under the Securities Act. Promptly upon receipt of any opinion described in clause (ii) of the preceding sentence, the Company shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for the Preferred Shares or Conversion Shares being transferred that do not bear the legend set forth in Section 6.5(c).

               (c) Except as provided in Section 6.5(b), each certificate for Preferred Shares or Conversion Shares shall be imprinted with a legend substantially in the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON APRIL 5, 1996 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF APRIL 5, 1996 BETWEEN THE ISSUER (THE "COMPANY") AND PRUDENTIAL PRIVATE EQUITY INVESTORS III, L.P. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

                  7.1 CLOSING DELIVERIES TO PURCHASER. The following documents and items shall be delivered to Purchaser at or prior to the Closing:

                  (a) Evidence acceptable to Purchaser of adoption by the Company of the Certificate of Amendment to the Restated Certificate of Incorporation;

                  (b) A fully executed and delivered counterpart of the Registration Rights Agreement;

                  (c) The written opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Company, in the form of EXHIBIT D hereto;

                  (d) certificates of a duly authorized officer of the Company dated as of the Closing Date

                  (A) stating that the following conditions have been satisfied as of the Closing Date,

                           (i) the representations and warranties of the Company
                  contained herein and in any writing delivered pursuant hereto shall be true and correct when made and at and as of the time of the Closing;

                           (ii) No action, suit, investigation or proceeding
                  shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                           (iii) All acts or covenants required hereunder to be
                  performed by the Company prior to the Closing shall have been fully performed by it;

                           (iv) No Material Adverse Change shall have occurred
                  between the date of the Current Balance Sheet and the Closing Date; and

               (B) setting forth the resolutions of the board of directors of the Company authorizing the execution and delivery of this Agreement and the Related Documents (including the Certificate of Amendment to the Restated Certificate of Incorporation) and the consummation of the transactions contemplated hereby and thereby and certifying that such resolutions were duly adopted and have not been rescinded or amended; and

               (e) such other documents relating to the transactions contemplated hereby as Purchaser may reasonably request.

               7.2 CLOSING DELIVERIES TO THE COMPANY. At Closing, PPEI will deliver to the Company the aggregate purchase price for the Purchased Shares.


                                  ARTICLE VIII

                            COVENANTS OF THE COMPANY

                  8.1 RESTRICTED ACTIONS. Without the prior written consent of the holders of two-thirds of the then outstanding Preferred Shares the Company shall not, and shall not permit any Subsidiary to:

                  (a) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to comply with the terms of this Agreement or any of the Related Documents;

                  (b) use the proceeds from the sale of the Purchased Shares other than for expansion of the number of the Company's store locations, repayment of indebtedness and for other working capital purposes of the Company; or

                  (c) enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act unless such transaction is approved by the Company's disinterested directors.

                  8.2 REQUIRED ACTIONS. For so long as any Preferred Shares remain outstanding, the Company shall, and shall cause each Subsidiary to:

                      (a) cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of Preferred Shares;

                      (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Preferred Shares;

                      (c) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

                      (d) keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

                      (e) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

                      (f) permit representatives of PPEI and their agents (including their counsel, accountants and consultants) to have reasonable access during business hours to the Company s books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel;

                      (g) at all times file all reports (including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of Securities may reasonably request, all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement and upon the filing of each such report deliver a copy thereof to each holder of the Preferred Shares;

                      (h) maintain all material Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property Rights.

               8.3 RESERVATION OF SERIES A PREFERRED AND COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued (i) shares of Series A Preferred, solely for the purpose of issuance upon the conversion of the Class B Preferred, such number of shares of Series A Preferred as are issuable upon the conversion of all outstanding shares of Series B Preferred and (ii) shares of Common Stock, solely for the purposes of issuance upon conversion of the Class A Preferred and Class B Preferred, such number of shares of Common Stock as are issuable upon the conversion of all outstanding shares of Class A Preferred and Class B Preferred. All shares of Series A Preferred and Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Series A Preferred and Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).


                                   ARTICLE IX

                                    SURVIVAL

               9.1 SURVIVAL. The representations and warranties of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the Closing and expire 30 days following the filing of the Company's annual report on Form 10-K with the SEC for the Company's fiscal year that ends in 1997.

                                    ARTICLE X

                               GENERAL PROVISIONS

               10.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Preferred Shares or Conversion Shares. Except as otherwise specifically provided herein, this Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

               10.2 ENTIRE AGREEMENT. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings.

               10.3 NOTICES. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

               (a)    If to the Company:

                             Lechters, Inc.
                             1 Cape May Street
                             Harrison, New Jersey 07029
                             Telecopy:   (201) 481-4479
                             Attention:  Donald Jonas

                      with a copy to:

                             LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                             125 West 55th Street
                             New York, New York  10019
                             Telecopy:   (212) 424-8500
                             Attention:  Bernard D. Fischman, Esq.

               (b)    If to PPEI:

                             Prudential Private Equity Investors, III, L.P. 717 Fifth Avenue
                             Suite 1100
                             New York, New York 10022
                             Telecopy:     (212) 826-6798
                             Attention:    Robert Knox, Chairman
                                           Robert Getz, Director

                      with a copy to:

                             Kirkland & Ellis
                             153 East 53rd Street
                             New York, New York  10022
                             Telecopy:     (212) 446-4900
                             Attention:    Frederick Tanne, Esq.

               10.4 PURCHASERS FEES AND EXPENSES. The Company shall reimburse PPEI for the reasonable fees and expenses of Kirkland & Ellis incurred in connection with the documentation, negotiation and consummation of the transactions contemplated by this Agreement and the Related Documents.

               10.5 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the holders of two-thirds of the Preferred Shares and Conversion Shares, taken together. Any failure of the Company to comply with any provision hereof may only be waived in writing by the holders of two-thirds of the Preferred Shares and Conversion Shares, taken together, and any failure of any holder of Preferred Shares or Conversion Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

               10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

               10.7 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

               10.8 SPECIFIC PERFORMANCE. The Company, on the one hand, and the Purchaser, on the other hand, acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

               10.9 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

               10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICT OR CHOICE OF LAWS OF THE STATE OF NEW YORK OR OF ANY OTHER JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

               10.11 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

               10.12 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                                    * * * * *

               IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.


                                   LECHTERS, INC.


                                   By:
                                       ---------------------------------------
                                          Name:
                                          Title:



                                   PRUDENTIAL PRIVATE EQUITY
                                   INVESTORS III, L.P.

                                   By: Prudential Equity Investors, Inc.,
                                       General Partner


                                   By:
                                       ---------------------------------------
                                          Name:
                                          Title:

                         CERTIFICATE OF AMENDMENT TO THE

                    RESTATED CERTIFICATE OF INCORPORATION OF

                                 LECHTERS, INC.

                  It is hereby certified that:

                  1. The name of the corporation is Lechters, Inc. (the
Company).

                  2. The following resolution has been adopted by the Board of Directors of the Company as required by Subsection 14A:7-2(3) of the New Jersey Business Corporation Act:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the Board of Directors ) in accordance with the provisions of the Restated Certificate of Incorporation of the Company, as amended to date, the Board of Directors hereby amends the Restated Certificate of Incorporation by the addition of the following provision stating the respective number, designations, relative rights, preferences and limitations of two series of Preferred Stock of the Company, designated respectively as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

                  Section 1. Designation and Amount.

                  1A. Series A Convertible Preferred Stock. The shares of the Series A Convertible Preferred Stock shall be designated as the Series A Convertible Preferred Stock (the Series A Preferred ) and the number of shares constituting such series shall be 200,000, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred plus the number of shares of Series A Preferred reserved for issuance upon the conversion of the Series B Preferred (defined below).

                  1B. Series B Convertible Preferred Stock. The shares of the Series B Convertible Preferred Stock shall be designated as the Series B Convertible Preferred Stock (the Series B Preferred ) and the number of shares constituting such series shall be 50,001, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred.

                  Section 2. Dividends.

                  2A. General Obligation. When and as declared by the Company's Board of Directors and to the extent permitted under the Corporations, General Act of New Jersey, the Company shall pay preferential dividends in cash to the holders of the Series A Preferred and the Series B Preferred as provided in this Section Dividends on each share of the Series A Preferred (a "Series A
Share") and each Share of Series B Preferred (a "Series B Share" the Series A Shares and Series B Shares are referred to generically herein as a "Share") shall accrue on a daily basis at the rate of 5% per annum of the Liquidation Value thereof or 66 2/3% of the average Aa corporate bond yield for the calendar week preceding the issuance, whichever is greater at the time of issuance, from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Company or the redemption of such Share by the Company, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Company. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Company initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.

                  2B. Dividend Payment Date. All dividends which have accrued on the Series A Preferred and the Series B Preferred shall be payable on April 5 of each year, beginning April 5, 1997 (the "Dividend Payment Date").

                  2C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Preferred and the Series B Preferred, such payment shall be distributed pro rata among the holders of the Series A Preferred and the Series B Preferred based upon the number of Shares held by each such holder.

                  2D. Participating Dividends. In the event that the Company declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Company shall also declare and pay to the holders of the Series A Preferred and the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred had all of the outstanding Series A Preferred and the Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if any dividend consists of voting securities, the Company shall make available to each holder of Series A Preferred and Series B Preferred, at such holder's request, dividends consisting of securities which are non-voting (except as otherwise required by law), which are otherwise identical to the dividends consisting of voting securities and which are convertible into such voting securities.

                  Section 3.  Liquidation.


                  Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), each holder of Series A Preferred and Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred and Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Series A Preferred and Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Company's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred and Series B Preferred held by each such holder. Not less than 60 days prior to the payment date stated therein, the Company shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred and each record holder of Series B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

                  Section 4. Priority of Series A Preferred and Series B Preferred on Dividends and Redemptions.

                  4A. No Payments With Respect to Junior Securities.

                  So long as any Series A Preferred and Series B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred and Series B Preferred, taken together as a single Series, the Company shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Company directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Company may repurchase shares of Common Stock for an aggregate purchase price of no more than $500,000 in any twelve-month period and so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

                  4B. No Issuance of Senior Securities.

                  For so long as any Series A Preferred or Series B Preferred remains outstanding, the Company shall not amend its Restated Certificate of Incorporation or take any other action to approve or issue any capital stock of the Company that is senior in right to the payment of dividends, payment upon liquidation, redemption or otherwise to the Series A Preferred and the Series B Preferred. Additionally, so long as any Series A Preferred and Series B Preferred remains outstanding, the Company shall not amend its Restated Certificate of Incorporation or take any other action that would cause the rights of the Series A Preferred and the rights of the Series B Preferred to differ in any respect other than as specifically set forth in this Certificate of Amendment to the Restated Certificate of Incorporation as in effect on the date of the original issuance of the Series A Preferred and the Series B Preferred.

                  Section 5. Redemptions.

                  5A. Redemptions or Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred or Series B Preferred, except pursuant to a purchase offer made pro rata to all holders of Series A Preferred and Series B Preferred on the basis of the number of Shares owned by each such holder.

                  5B. Special Redemptions.

                  (i) If a Change in Ownership has occurred or the Company obtains knowledge that a Change in Ownership is proposed to occur, the Company shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred and each holder of Series B Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Company shall give each holder of Series A Preferred and each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred or Series B Preferred may require the Company to redeem all or any portion of the Series A Preferred and/or Series B Preferred owned by such holder at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Company of such election prior to the later of (a) 21 days after receipt of the Company's notice and (b) 5 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Company shall give prompt written notice of any such election to all other holders of Series A Preferred and holders of Series B Preferred within 5 days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) 10 days after receipt of such second notice to request redemption hereunder (by giving written notice to the Company) of all or any portion of the Series A Preferred and/or Series B Preferred owned by such holder.

                  Upon receipt of such election(s), the Company shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Company's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred and/or Series B Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Company.

                  The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Company's capital stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than Prudential Private Equity Investors III, L.P. (or any group of Persons controlled by it), owning 30% or more of the fully diluted capital stock of the Company.

                  (ii) If a Fundamental Change is proposed to occur, the Company shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred and each holder of Series B Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Company shall give each holder of Series A Preferred and each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred and any holder of Series B Preferred may require the Company to redeem all or any portion of the Series A Preferred and/or Series B Preferred owned by such holder at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Company of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Company. The Company shall give prompt written notice of such election to all other holders of Series A Preferred and all other holders of Series B Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Company) of all or any portion of the Series A Preferred and/or Series B Preferred owned by such holder.

                  Upon receipt of such election(s), the Company shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred and any holder of Series B Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Company prior to the consummation of the transaction.

                  The term "Fundamental Change" means (a) any sale or transfer of more than 30% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Company's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Series A Preferred and Series B Preferred are not changed and the Series A Preferred and Series B Preferred are not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Company's Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's Board of Directors.

                  Section 6. Voting Rights.

                  6A. Election of Directors. In the election of directors of the Company, the holders of the Series A Preferred, voting separately as a single Series to the exclusion of all other Series of the Company's capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled to elect one director to serve on the Company's Board of Directors until his successor is duly elected by the holders of the Series A Preferred or he is removed from office by the holders of the Series A Preferred. If the holders of the Series A Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series A Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Company's Board of Directors or the Company's other stockholders.

                  6B. Other Voting Rights. The holders of the Series A
Preferred shall be entitled to notice of all stockholders meetings in accordance with the Company's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single Series with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote. Unless otherwise provided in this Certificate of Amendment to the Restated Certificate of Incorporation or pursuant to applicable law, the holders of Series B Preferred shall have no voting rights.

                  Section 7.  Conversion.

                  7A. Conversion Procedure.

                  (i) (a) Subject to making any governmental filings or obtaining any required governmental approval prior to or in connection with any conversion of Shares hereunder, at any time and from time to time, any holder of Series A Preferred or Series B Preferred may convert all or any portion of the Series A Preferred or Series B Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $100 and dividing the result by the Conversion Price then in effect.

                      (b) Subject to making any governmental filings or obtaining any required governmental approval prior to or in connection with any conversion of Shares hereunder, at any time and from time to time, any holder of Series B Preferred may convert all or any number of the Series B Preferred shares held by such holder into an equal number of Series A Preferred shares.

                  (ii) Except as otherwise provided herein, each conversion of Series A Preferred or Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred or Series B Preferred to be converted have been surrendered for conversion at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred or Series B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Company has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon).

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred or Series B Preferred is to be made in connection with a public offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Company, the conversion of any Shares of Series A Preferred or Series B Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Company shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                           (c) a certificate representing any Shares of Series A Pre ferred or Series B Preferred which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

                  (vi) The Company shall declare the payment of all dividends payable under subparagraph (v)(b) above.

                  (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred or Series B Preferred shall be made without charge to the holders of such Series A Preferred or Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred or Series B Preferred, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (viii) The Company shall not close its books against the transfer of Series A Preferred, Series B Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred or Series B Preferred in any manner which interferes with the timely conversion of

Series A Preferred or the Series B Preferred. The Company shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including the conversion of Series B Preferred into Series A Preferred) (including, without limitation, making any filings pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act ), and any other filings required to be made by the Company).

                  (ix) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred and Series B Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred and Series B Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred and Series B Preferred.

                  (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred or Series B Preferred, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (xi) If the shares of Conversion Stock issuable by reason of conversion of Series A Preferred or Series B Preferred are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

                  7B. Conversion Price.

                  (i) The initial Conversion Price shall be $6.25. In order to prevent dilution of the conversion rights granted under this Section 7, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 7B.

                  (ii) If and whenever the Company issues or sells, or in accordance with paragraph 7C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of up to an aggregate of 2,000,000 shares of Common Stock (including any shares subject to any plan of the Company or its Subsidiaries as of the date hereof) to employees or directors of the Company and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Company's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Series A Preferred and Series B Preferred).

                  7C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 7B, the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Series A Preferred and Series B Preferred. For purposes of paragraph 7C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred and Series B Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred and Series B Preferred. For purposes of paragraph 7C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred and Series B Preferred shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred and Series B Preferred.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the outstanding Series A Preferred and Series B Preferred taken as a single Series. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the outstanding Series A Preferred and Series B Preferred taken as a single Series. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  7D. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more Series of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more Series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  7E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding) to insure that each of the holders of Series A Preferred and Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred or Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred and Series B Preferred immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding) to insure that the provisions of this Section 7 and Sections 8 and 9 hereof shall thereafter be applicable to the Series A Preferred and Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred and Series B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  7F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred and Series B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 7 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred and Series B Preferred.

                  7G. Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to all holders of Series A Preferred and Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Company shall give written notice to all holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata sub scription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Company shall also give written notice to the holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

                  7H. Mandatory Conversion. The Company may at any time require the conversion of all of the outstanding Series A Preferred and all of the outstanding Series B Preferred into shares of Common Stock if the closing price of the Common Stock based on trading in the NASDAQ National Market, or such other stock market on which the Common Stock is then traded, as reported in the Wall Street Journal averages not less than $15.625 over the 60 trading days ending on the date immediately preceding the date of the Company's election to cause such mandatory conversion; provided that the Company must elect to cause the conversion of all of the outstanding shares of both the Series A Preferred and Series B Preferred simultaneously. Any such mandatory conversion shall only be effected upon written notice of such mandatory conversion delivered to all holders of Series A Preferred and Series B Preferred within 10 days following the date on which the Company elects to cause such conversion. Each holder of Series A Preferred and Series B Preferred shall assist and cooperate with the Company if it is required to make any governmental filings or obtain any governmental approval prior to or in connection with any such mandatory conversion of Shares hereunder (including, without limitation, making any filings pursuant to the provisions of the HSR Act and any other filings required to be made by such holder).

                  Section 8. Liquidating Dividends.

                  If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holders of Series A Preferred and Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred and Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Company shall make available to each holder of Series A Preferred and Series B Preferred, at such holder's request, Liquidating Dividends consisting of securities which are non-voting (except as otherwise required by law), which are otherwise identical to the Liquidating Dividends consisting of voting securities and which are convertible into such voting securities.

                  Section 9. Purchase Rights.

                  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Series of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred and Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred and/or Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Company shall make available to each holder of Series A Preferred and Series B Preferred, at such holder's request, Purchase Rights involving securities which are non-voting (except as otherwise required by law), which are otherwise identical to the Purchase Rights involving voting securities and which are convertible into such voting securities.

                  Section 10. Events of Noncompliance.

                  10A. Definition. An Event of Noncompliance shall have occurred if:

                  (i) the Company fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Series A Preferred and Series B Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Company is subject;

                  (ii) the Company breaches or otherwise fails to perform or observe any other covenant or agreement set forth in this Certificate of Amendment to the Restated Certificate of Incorporation or in the Purchase Agreement;

                  (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred or Series B Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Company or any Subsidiary to any holder of Series A Preferred or Series B Preferred, is false or misleading in any material respect on the date made or furnished;

                  (iv) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts gen erally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (a) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a judgment in excess of $2,000,000 is rendered against the Company or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (vi) the Company or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $5,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $5,000,000 to become due prior to its stated maturity.

                  10B. Consequences of Events of Noncompliance.

                  (i) If an Event of Noncompliance of the type described in subparagraph 10A(ii) has occurred and continues for a period of 30 days or any other Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred and Series B Preferred shall increase immediately by an increment of 3 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 3 percentage point(s) (but in no event shall the dividend rate exceed 12%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If an (a) Event of Noncompliance of the type described in subparagraph 10A(ii) has occurred and continued for a period of 30 days, (b) an Event of NonCompliance has occurred pursuant to subparagraph 10A(i) and such Event of NonCompliance has not been cured on or before the 60th day following the date on which such payment was originally due or (c) any other Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 10A(i)) has occurred and is continuing, the holder or holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding may demand (by written notice delivered to the Company) immediate redemption of all or any portion of the Series A Preferred and/or Series B Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Company shall give prompt written notice of such election to the other holders of Series A Preferred and Series B Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred and/or Series B Preferred by giving written notice thereof to the Company within seven days after receipt of the Company's notice. The Company shall redeem all Series A Preferred and Series B Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (iii) If at any time the Company is not permitted under applicable law or is otherwise unable to pay any portion of the accrued and unpaid dividends on the Series A Preferred or Series B Preferred which are then due and payable (including upon conversion of any Shares pursuant to Section 6A(vi) above), at each holder's election the Company shall either (1) pay such dividends to the holder as soon thereafter as funds of the Company are legally available for such payment (at the request of any such holder, the Company shall provide such holder with written evidence of such obligation to such holder) or
(2) allow such holder to convert such dividends into a number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the lesser of (A) the Conversion Price then in effect and (B) the then current Market Price.

                  (iv) If any Event of Noncompliance exists, each holder of Series A Preferred and each holder of Series B Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                  Section 11. Registration of Transfer.

                  The Company shall keep at its principal office a register for the registration of Series A Preferred and Series B Preferred. Upon the surrender of any certificate representing Series A Preferred or Series B Preferred at such place, the Company shall, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred or Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred or Series B Preferred represented by the surrendered certificate.

                  Section 12. Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred or Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred or Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  Section 13.  Definitions.

                  "Change in Ownership" has the meaning set forth in paragraph 5B hereof.

                  "Common Stock" means, the Company's Common Stock, without par value, and any capital stock of any Series of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 7C(i) and 7C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "Conversion Stock" means shares of the Company's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Company or there is a change in the type or Series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred and Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

                  "Fundamental Change" has the meaning set forth in paragraph 5B hereof.

                  "Junior Securities" means any capital stock or other equity securities of the Company, whether outstanding on the date of original issuance of the Series A Preferred and Series B Preferred or issued thereafter, except for the Series A Preferred and Series B Preferred.

                  "Liquidation Value" of any Share as of any particular date shall be equal to $6.25 plus all accrued and unpaid dividends thereon.

                  "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Person" means an individual, a partnership, a Company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of April __, 1996 by and between the Company and Prudential Private Equity Investors III, L.P., as such agreement may from time to time be amended in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement as defined in the Purchase Agreement.

                  "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Company's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                  "Subsidiary" means, with respect to any Person, any Company, limited liability company, partnership, association or other business entity of which (i) if a Company, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  Section 14.  Amendment and Waiver.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Amendment to the Restated Certificate of Incorporation without the prior written consent of the holders of a majority of the Series A Preferred and Series B Preferred taken together as a single Series outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred or Series B Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred or Series B Preferred or the times at which redemption of Series A Preferred or Series B Preferred is to occur, without the prior written consent of the holders of at least 75% of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding, (b) the Conversion Price of the Series A Preferred or the Series B Preferred or the number of shares or Series of stock into which the Series A Preferred or the Series B Preferred is convertible, without the prior written consent of the holders of at least 75% of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 75% of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another Company or entity unless the Company has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred and Series B Preferred taken together as a single Series then outstanding.

                  Section 15.  Notices.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                  3. The resolution set forth in the preceding paragraph was duly adopted by the Board of Directors of the Company on April 1, 1996.

                  4. The Restated Certificate of Incorporation of the Company is amended so that the number, designations, relative rights, preferences and limitations of Series A Preferred and Series B Preferred, respectively, are as stated in the resolution set forth in paragraph 2 of this Certificate of Amendment to the Restated Certificate of Incorporation of the Company.

                  IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company does swear to and has executed this Certificate of Amendment, as of the __ day of April, 1996, and affirms that the statements made herein are true under penalties of perjury.

                                         LECHTERS, INC.


                                         By:   _______________________________
                                               Title:

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of April 5, 1996, between Lechters, Inc., a New Jersey corporation (the "Company"), and Prudential Private Equity Investors III, L.P., a Delaware limited partnership ("PPEI").


                                    RECITALS:

                  (a) PPEI and the Company have entered into a Preferred Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement") (capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Stock Purchase Agreement), pursuant to which PPEI is simultaneously with the execution hereof purchasing from the Company the number of shares of Series A Preferred and Series B Preferred of the Company set forth opposite its name on Schedule I hereto.

                  (b) As of the date hereof, the Series A Preferred and Series B Preferred purchased by PPEI pursuant to the Stock Purchase Agreement entitles the holder thereof to receive, upon the conversion thereof, the number of shares of Common Stock as are set forth opposite its name on Schedule I, which number of shares are subject to adjustment as set forth in the provisions of the Certificate of Amendment to the Restated Certificate of Amendment to the Restated Certificate of Incorporation.

                                    (1) The Company desires to grant PPEI
certain registration rights with respect to the Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                  1.       Demand Registrations.

                  (a) Requests for Registration. Subject to paragraph 1(b) below, the holders of at least 66.67% of the Registrable Securities may request at any time after December 31, 1996 registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of at least 66.67% of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations".

                  (b) Long-Form Registrations. Subject to paragraph 1(a), the holders of Registrable Securities will be entitled at any time to request Long-Form Registrations in which (subject to Section 5(b)) the Company will pay all Registration Expenses ("Company-paid Long-Form Registrations"); provided that the holders of Registrable Securities may not request more than three (3) Long-Form Registrations (each a "Demand Long-Form Registration," and each of which shall be a Company-paid Long-Form Registration), such number to be reduced by the number of previously consummated Demand Long-Form Registrations and Demand Short-Form Registrations. A registration will not count as one of the permitted Demand Long-Form Registrations until it has become effective, and no Company-paid Long-Form Registration will count as one of the permitted Demand Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective.

                  (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Registrable Securities will be entitled to request up to three (3) Short-Form Registrations (which number shall be reduced by the number of previously consummated Demand Long-Form Registrations and Demand Short-Form Registrations) in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. The holders of Registrable Securities agree that they will not request a Long-Form Registration when the Company is eligible to use a Short-Form Registration; provided that the Company agrees to include in the prospectus included in any Short-Form Registration Statement, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by any of the shareholders selling securities pursuant to such registration statement, whether or not the form used for such registration statement requires the inclusion of such information.

                  (d) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50.1% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each holder participating in such offering.

                  (e) Restrictions on Long-Form Registrations and Demand Registrations. The Company will not be obligated to effect any Demand Long-Form Registration during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company will not be obligated to effect any Demand Long-Form Registration within six (6) months after the effective date of a previous Long-Form Registration. The Company may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of at least 66.67% of the Registrable Securities agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and such Demand Registration will not count as one of the permitted Demand Registrations hereunder and the Company will pay all Registration Expenses in connection with such registration.

                  2.       Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) a registration in connection with shares issued by the Company in connection with the acquisition of any company or companies or
(iii) a registration solely of shares that have been issued pursuant to the Company's employee benefit plans) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. Subject to Section 5(b), the Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each holder of Registrable Securities participating in such offering, and (iii) third, other securities requested to be included in such registration; provided that in any event the holders of Registrable Securities shall be entitled to register at least 20% of the securities to be included in any such registration.

                  (d) Priority on Secondary Registrations. If a Piggyback Regis tration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each holder of Registrable Securities participating in such offering, and (ii) second other securities requested to be included in such registration.

                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval will not be unreasonably withheld.

                  (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Paragraph 1 or pursuant to this Paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

                  3.       Holdback Agreements.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety
(90)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the ninety (90)-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4. Registration Procedures. Whenever the holders of Regis trable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof including the registration of common stock that may be obtained upon conversion of Series A Preferred and/or Series B Preferred held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file (in the case of a Demand Registration not more than sixty (60) days after request therefor) with the Securities and Exchange Commission a registration statement with respect to such Registra ble Securities and use its best efforts to cause such registration statement to become effective (provided that as far in advance as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                  (b) prepare and file with the Securities and Exchange Com mission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred and eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the National Association of Securities Dealers automated quotation system;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including under writing agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the under writers, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify the holders of Registrable Securities and will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

                  (l) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request.

                  5.       Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the National Association of Securities Dealers automated quotation system. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company's securities pursuant to this Agreement.

                  (b) In connection with each Company-paid Demand Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and expenses (including the fees and expenses of counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration) incurred by such holders in connection with such registration. To the extent that there are any unreimbursed expenses incurred by the holders of Registrable Securities, each holder shall bear his or her pro rata share of such expenses based upon the number of shares of Registrable Securities held by such holder that are included in such registration relative to the number of all Registrable Securities included in such registration.

                  6.       Indemnification.

                  (a) The Company agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the state ments therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for use in such registration statement or prospectus; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel rea sonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements

                  8. Definitions.

                  "Common Stock" means the Common Stock of the Company, no par value.

                  "Registrable Securities" means (i) any Common Stock issued upon the conversion of any Series A Preferred or Series B Preferred issued pursuant to the Stock Purchase Agreement and any Common Stock issued upon conversion of any Series A Preferred issued upon conversion of any Series B Preferred issued pursuant to the Stock Purchase Agreement (whether held by PPEI or any successor or assignee of PPEI), (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "Registration Expenses" has the meaning set forth in Section 5(a) hereof.

                  9.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not entered and will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least 66.67% of the Registrable Securities.

                  (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the permitted respective successors and assigns of the parties hereto whether so expressed or not. The parties expressly agree that PPEI shall have the right to assign its rights and obligations hereunder to any transferee who, immediately following such transfer, holds at least 10% of the Series A Preferred or Series B Preferred acquired by PPEI pursuant to the Preferred Stock Purchase Agreement.

                  (f) Notices. Except as otherwise expressly provided herein, any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing and shall be mailed by first class registered or certified mail, postage prepaid, sent by a nationally recognized overnight courier service or transmitted via telecopier as follows:

If to the Company:

                                    Lechters, Inc.
                                    1 Cape May Street
                                    Harrison, New Jersey  07029-9998
                                    Telecopy:   (201) 481-4479
                                    Attention:  President

With a copy to:

                                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                 125 West 55th Street
                                 New York, New York 10019
                                 Telecopy:    (212) 424-8500
                                 Attention:   Bernard D. Fischman, Esq.

If to PPEI:

                                 Prudential Private Equity Investors III, L.P. 717 Fifth Avenue
                                 Suite 1100
                                 New York, New York 10022
                                 Facsimile:    (212) 826-6798
                                 Attention:    Robert Knox, Chairman
                                               Robert Getz, Director

With a copy to:

                                 Kirkland & Ellis
                                 Citicorp Center
                                 153 East 53rd Street
                                 New York, New York 10022-4675
                                 Facsimile:    (212) 446-4900
                                 Attention:    Frederick Tanne, Esq.

Notice shall be deemed given, for all purposes, when deposited in the United States mail as registered or certified mail, in which event the third day following the date of postmark on the receipt of such registered or certified mail shall conclusively be deemed the date of giving of such notice, on the first Business Day following collection by the courier service or when acknowledged by the receiving telecopier.

                  (g) Interpretation of Agreement; Severability. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

                  (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS (AND NOT THE CONFLICTS OF LAW) OF THE STATE OF NEW YORK.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

                  (j) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.


                                 LECHTERS, INC.


                                 By:
                                      ----------------------------------------
                                          Name:
                                          Title:


                                 PRUDENTIAL PRIVATE EQUITY
                                 INVESTORS III, L.P.

                                 By:      Prudential Equity Investors, Inc.,
                                          General Partner


                                 By:
                                      ----------------------------------------
                                          Name:
                                          Title:

                                                         SCHEDULE I

                                                                                                        Shares of
                                                                                                       Common Stock
                                                                                                       issuable upon
                                                                                                       Conversion of
                                                                                                         Series A
                                                                                                       Convertible
                                                    Shares of Series A        Shares of Series       Preferred Stock
                                                        Convertible             B Convertible     and Series B Convertible
Name, Address and Telecopier Number                   Preferred Stock          Preferred Stock       Preferred Stock
-----------------------------------                   ---------------          ---------------       ---------------
Prudential Private Equity Investors III,                 149,999                   50,001               3,200,000
L.P.
c/o Prudential Equity Investors, Inc.
717 Fifth Avenue
Suite 1100
New York, New York  10022
Attention:  Robert Knox, Chairman
            Robert Getz, Director
Telecopier: (212) 826-6798

              [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P]




                                                              April 5, 1996



Prudential Private Equity
 Investors, III, L.P.
717 Fifth Avenue
Suite 1100
New York, New York  10022

Dear Sirs:

                  We have acted as counsel for Lechters, Inc., a New Jersey corporation (the "Company"), in connection with the issuance and sale of 149,999 shares of the Company's Series A Convertible Preferred Stock, par value $100 per share (the "Series A Preferred") and 50,001 shares of the Company's Series B Convertible Preferred Stock, par value $100 per share (the "Series B Preferred"), for a price per share of $100 pursuant to the Preferred Stock Purchase Agreement, dated as of April 5, 1996 (the "Preferred Stock Purchase Agreement"), between Prudential Private Equity Investors III, L.P. ("PPEI") and the Company. This opinion is being delivered to you pursuant to the provisions of Section 7.1(c) of the Preferred Stock Purchase Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Preferred Stock Purchase Agreement.

                  We have examined (a) an executed counterpart of the Preferred Stock Purchase Agreement, (b) a copy of the Restated Certificate of Incorporation of the Company, as amended through the date hereof, (c) a copy of the By-Laws of the Company, as amended through the date hereof, (d) a copy of the Registration Rights Agreement dated April 5, 1996, (e) a copy of the Certificate of Amendment of the Restated Certificate of Incorporation (the "Certificate of Amendment") establishing the terms of the Series A Preferred and the terms of the Series B Preferred, and (f) a record of the corporate proceedings of the Company relating to the authorization of the issuance of the Series A Preferred and the Series B Preferred and the execution, delivery and performance of the Preferred Stock Purchase Agreement and the Registration Rights Agreement. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of the opinions rendered below.

                  In such examination, we have assumed, without inquiry, the genuineness of all signatures on all documents examined by us other than those of the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established by us, relied upon the aforesaid agreements, instruments, certificates, documents and records.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  i. The Company is validly existing and in good standing as a corporation under the laws of the State of New Jersey.

                  ii. The Company is duly qualified as a foreign corporation to transact business in, and is in good standing in, every jurisdiction in which the ownership of its properties or the conduct of its businesses makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  iii. The Company has all necessary corporate power and authority to own its properties and to conduct its businesses in the manner and in the locations presently owned and conducted.

                  iv. The Preferred Stock Purchase Agreement, the Registration Rights Agreement, and the other agreements contemplated by the Preferred Stock Purchase Agreement to which the Company is a party have been duly authorized, executed and delivered by the Company, and each such agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity.

                  v. The Certificate of Amendment setting forth the rights and preferences of the Series A Preferred and Series B Preferred containing the provisions set forth in Exhibit A to the Preferred Stock Purchase Agreement has been duly adopted by the Board of Directors of the Company and has been duly filed with the Secretary of State of the State of New Jersey.

                  vi. The certificates representing the Series A Preferred and Series B Preferred purchased at the Closing have been duly authorized, executed and delivered by the Company; the Series A Preferred and the Series B Preferred have been validly issued and are fully paid and nonassessable; and there are no statutory or, to our knowledge after due inquiry, contractual preemptive rights of stockholders or, to our knowledge after due inquiry, rights of first refusal with respect to the issuance of such preferred stock which have not been waived.

                  vii. The Common Stock issuable upon conversion of either the Series A Preferred or the Series B Preferred has been duly authorized and reserved for issuance by the Company, there are no statutory or, to our knowledge after due inquiry, contractual preemptive rights of stockholders or, to our knowledge after due inquiry, rights of first refusal with respect to the issuance of such Common Stock, and the Common Stock to be issued upon conversion of such Series A Preferred and Series B Preferred will upon such issuance, assuming issuance pursuant to the terms and conditions of the Series B Preferred, be validly issued, fully paid and nonassessable.

                  viii. The Series A Preferred issuable upon conversion of the Series B Preferred has been duly authorized and reserved for issuance by the Company, there are no statutory or, to our knowledge after due inquiry, contractual preemptive rights of stockholders or, to our knowledge after due inquiry, rights of first refusal with respect to the issuance of such Series A Preferred, and the Series A Preferred to be issued upon conversion of such Series B Preferred will upon such issuance, assuming issuance pursuant to the terms and conditions of the Preferred Stock Purchase Agreement, be validly issued, fully paid and nonassessable.

                  ix. The execution and delivery by the Company of the Preferred Stock Purchase Agreement, the Registration Rights Agreement, and the other agreements contemplated by the Preferred Stock Purchase Agreement, the adoption of the Certificate of Amendment, the offering, sale and issuance of the Series A Preferred and Series B Preferred, the issuance of Common Stock upon conversion of the Series A Preferred or the Series B Preferred and the issuance of the Series A Preferred upon conversion of the Series B Preferred, and the fulfillment of and the compliance with the respective terms thereof by the Company do not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, mortgage, security interest, charge or other encumbrance upon the Company's capital stock or assets pursuant to, (D) give any third party the right to accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's Restated Certificate of Incorporation, the Company's By-Laws, any law, statute, rule or regulation which, in our experience, are normally applicable to transactions of the type provided for by the Preferred Stock Purchase Agreement (except that we do not express an opinion with respect to the need to obtain consents, approvals, authorizations or orders pursuant to any law other than the Federal law of the United States, the law of the State of New York and the corporation law of the State of New Jersey), or, to our knowledge, any agreement, instrument, order, judgment or decree to which the Company is subject.

                  x. Assuming the accuracy of the representations and warranties set forth in Article VI of the Preferred Stock Purchase Agreement, the offering, sale and issuance of the Series A Preferred and Series B Preferred pursuant to the Preferred Stock Purchase Agreement do not require registration under the Securities Act of 1933, as amended, or registration or qualification under any securities laws of the State of New York.

                  xi. To the best of our knowledge, as of the date hereof there are no claims, suits, proceedings or investigations pending or, to our knowledge, threatened against or affecting the Company, any officer or director thereof or the Company's business which if decided adversely to any such person alone or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  In rendering the foregoing opinions, we have relied as to matters of fact, to the extent we deemed it proper, on certificates of responsible officers of the Company and public officials. In rendering the opinion in paragraph 2, we have relied with your permission on the opinion of even date herewith of Ira Rosenberg, General Counsel to the Company.

                  We express no opinion with respect to any laws other than the Federal law of the United States of America, the law of the State of New York and the corporation law of the State of New Jersey. This opinion is delivered solely to you pursuant to the terms of the Preferred Stock Purchase Agreement, and it may not be delivered to, or relied upon in any manner by any other person or entity or for any other purpose without our prior written consent.

                                    Very truly yours,


                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P

                                 LECHTERS, INC.
                                1 Cape May Street
                           Harrison, New Jersey 07029



                                                             April 5, 1996



LeBoeuf, Lamb, Greene & MacRae, L.L.P
125 W. 55th St.
New York, New York  10019

Ladies and Gentlemen:

                  I am Vice President, Secretary and Corporate Counsel for Lechters, Inc., a New Jersey corporation (the "Company"), and am delivering this opinion in connection with the issuance and sale of 149,999 shares of the Company's Series A Convertible Preferred Stock, par value $100 per share (the "Series A Preferred") and 50,001 shares of the Company's Series B Convertible Preferred Stock, par value $100 per share (the "Series B Preferred"), for a price per share of $100 pursuant to the Preferred Stock Purchase Agreement, dated as of April 5, 1996 (the "Preferred Stock Purchase Agreement"), between Prudential Private Equity Investors III, L.P. ("PPEI") and the Company. This opinion is being delivered to you in order to enable you to fulfill the provisions of Section 7.1(c) of the Preferred Stock Purchase Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Preferred Stock Purchase Agreement.

                  I have examined such matters of fact and the originals (or copies certified or otherwise identified to our satisfaction) of such agreements, instruments, certificates, documents and records, and have reviewed such questions of law as I have deemed necessary or appropriate for the purposes of the opinions rendered below.

                  In such examination, I have assumed, without inquiry, the genuineness of all signatures on all documents examined by me other than those of the Company, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinions, I have, when relevant facts were not independently established by me, relied upon the aforesaid agreements, instruments, certificates, documents and records.

                  Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                  The Company is duly qualified as a foreign corporation to transact business in, and is in good standing in, every jurisdiction in which the ownership of its properties or the conduct of its businesses makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  This opinion is delivered solely to you so that you may fulfill terms of the Preferred Stock Purchase Agreement, and it may not be delivered to, or relied upon in any manner by any other person or entity or for any other purpose without my prior written consent.

                                            Very truly yours,


                                            /s/ Ira Rosenberg
                                            ---------------------------------
                                            Ira Rosenberg

                                  Schedule 4.1
                                  Subsidiaries

NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
------------------                                  ----------------------
Lechters Alabama, Inc.                                    Alabama
Lechters Arizona, Inc.                                    Arizona
Lechters Arkansas, Inc.                                   Arkansas
Lechters California, Inc.                                 California
Lechters Colorado, Inc.                                   Colorado
Lechters Connecticut, Inc.                                Connecticut
Lechters Delaware, Inc.                                   Delaware
Lechters Florida, Inc.                                    Florida
Lechters Georgia, Inc.                                    Georgia
Lechters Hawaii, Inc.                                     Hawaii
Lechters Idaho, Inc.                                      Idaho
Lechters Illinois, Inc.                                   Illinois
Lechters Indiana, Inc.                                    Indiana
Lechters Iowa, Inc.                                       Iowa
Lechters Kansas, Inc.                                     Kansas
Lechters Kentucky, Inc.                                   Kentucky
Lechters Louisiana, Inc.                                  Louisiana
Lechters Maine, Inc.                                      Maine
Lechters Baltimore, Inc.                                  Maryland
Lechters Holyoke, Inc.                                    Massachusetts
Lechters Michigan, Inc.                                   Michigan
Lechters Minnesota, Inc.                                  Minnesota
Lechters Missouri, Inc.                                   Missouri
Lechters Nebraska, Inc.                                   Nebraska
Lechters Nevada, Inc.                                     Nevada
Lechters New Hampshire, Inc.                              New Hampshire

                                  Schedule 4.1
                                  Subsidiaries
Page 2

NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------
Lechters New Jersey, Inc.                                 New Jersey
Lechters New Mexico, Inc.                                 New Mexico
Lechters New York, Inc.                                   New York
Lechters N.Y.C., Inc.                                     New York
Lechters North Carolina, Inc.                             North Carolina
Lechters Ohio, Inc.                                       Ohio
Lechters Oklahoma, Inc.                                   Oklahoma
Lechters Oregon, Inc.                                     Oregon
Lechters Pennsylvania, Inc.                               Pennsylvania
Lechters Rhode Island, Inc.                               Rhode Island
Lechters South Carolina, Inc.                             South Carolina
Lechters Tennessee, Inc.                                  Tennessee
Lechters Texas, Inc.                                      Texas
Lechters Utah, Inc.                                       Utah
Lechters Vermont, Inc.                                    Vermont
Lechters Springfield, Inc.                                Virginia
Lechters Washington, Inc.                                 Washington
Lechters West Virginia, Inc.                              West Virginia
Lechters Wisconsin, Inc.                                  Wisconsin
Cooks Club, Inc.                                          New Jersey
Regent Gallery, Inc.                                      New Jersey
Simple Solutions of NJ, Inc.                              New Jersey
Harrison Investment Corp.                                 Delaware

                                  Schedule 4.3




Options Granted Under Stock Option Plan                       1,341,760 Shares
Options Granted Not Under Stock Option Plan                     102,302 Shares
5% Convertible Subordinated Debentures                        2,131,350 Shares

                                  Schedule 4.6





         None

                                  Schedule 4.16

             Service Marks and Trademarks Owned By and Registered In
                             The Name of The Company



1.       Service Marks:

         (a)      Lechters
         (b)      Lechters Home Store
         (c)      The Kitchen Place
         (d)      Famous Brands Housewares Outlet

2.       Trademarks:

         (a)      Lechters
         (b)      The Kitchen Place
         (c)      Cooks Club
         (d)      Regent Gallery
         (e)      Simple Solutions
         (f)      Perfect Bake

                                  Schedule 4.17

                        Collective Bargaining Agreements



         1. Agreement dated July 26, 1994 between the Company and the Office and Distribution Employees Union, Local 99, UNITE (then known as ILGWU) covering office workers at 1 Cape May Street, Harrison, NJ, for a term expiring June 30, 1997.

         .2 Agreement dated March 15, 1993 between the Company and Office and Distribution Employees Union, Local 99, UNITE (then known as ILGWU) covering warehouse workers at 1 Cape May Street, Harrison, NJ, expiring March 15, 1996, amended by Memorandum of Agreement dated April 1, 1996 between the parties extending the term to March 15, 1999.

                                  Schedule 4.22



                  Donald Jonas                       20.0%